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                                                                    EXHIBIT 23.1



                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Grey Wolf, Inc.:


We consent to incorporation by reference in the Registration Statements Nos. 33-34590, 33-75338, 333-19027 and 333-65049 of Grey Wolf, Inc. on Form S-8 and
Registration Statements Nos. 333-14783, 333-6077, 333-26519, 333-2043,
333-36593, 333-39683 and 333-86949 of Grey Wolf, Inc. on Form S-3, of our
report dated February 8, 2000, relating to the consolidated balance sheets of Grey Wolf, Inc. and Subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations, shareholders' equity and comprehensive income and cash flows for each of the years in the three-year period ended December 31, 1999, and the related financial statement schedule, which report appears in the December 31, 1999 annual report on Form 10-K of Grey Wolf, Inc.


                                                  KPMG LLP

Houston, Texas
March 7, 2000